EXHIBIT 99.1

NEWS RELEASE

2300 Orchard Parkway
San Jose, CA 95131-1017
Tel: (408) 433-0910
Fax: (408) 428-7998

President and CEO of Symmetricom, Inc. to Retire at End of Fiscal 2009

SAN JOSE, Calif. — Feb. 10, 2009 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precise time and frequency technologies that accelerate the deployment and enable the management of next generation networks, announced today that President and Chief Executive Officer Thomas W. Steipp has informed the Board of Directors that he will retire from the Company on June 28, 2009, capping an 11-year career with the Company, including over 10 years as President and CEO.  The Board of Directors will immediately initiate a search for his replacement.  Mr. Steipp is expected to remain in his current role until June 28, 2009.  Upon his retirement, Mr. Steipp will also resign from the Company’s Board of Directors.

“On behalf of the entire Board of Directors, we thank Tom for his outstanding leadership, dedication and contributions to Symmetricom, and we wish him well in his retirement” said Robert T. Clarkson, Chairman of the Board of the Company.  “Since Tom first joined Symmetricom, he has played a critical role at the Company.  Under his management, Symmetricom has achieved strong growth in its revenue and profits by introducing new products and completing accretive acquisitions, and the Company has become a world leader in the generation, synchronization and distribution of precise time and frequency signals.”

“I am honored to have had the opportunity to lead Symmetricom for over 10 years” said Tom Steipp.  “With our diversified and exceptional portfolio of products, technology leadership and streamlined operations, Symmetricom is well poised for future growth and profitability, and I have decided it is the appropriate time for me to retire from the Company.  I want to thank the employees of Symmetricom for their innovation, team work and integrity.  Together, we have built a business we can all continue to be proud of, a business with product sets well positioned for deployment in next generation networks around the globe,” Steipp concluded.

Steipp joined the Company in March 1998 as President and Chief Operating Officer of the Telecom Solutions Division and became President and CEO in December 1998.  From 1996 - 1998 he was Vice President and General Manager of Broadband Data Networks of Scientific-Atlanta where he led the development and deployment of one of the industry’s first cable modem solutions.  Prior to that he spent 17 years at Hewlett-Packard where he held a number of positions in the Disk Storage, Networking and Federal Government Divisions.  Tom spent eight years in the United States Air Force as a T-38 Aircraft Instructor Pilot and electrical engineer.

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world.  Since 1985, Symmetricom’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, Symmetricom’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), Precision Time Protocol (IEEE 1588), and others supporting the world’s migration to Next-Generation-Networks (NGN). Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning future growth and profitability. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise.  Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements.  Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 29, 2008 and subsequent Form 10-Q’s and Form 8-K’s.

Contact:

Justin Spencer

Chief Financial Officer

(408) 428-7801

jspencer@symmetricom.com